EXHIBIT 4.11

STOCKHOLDERS AGREEMENT

Dated as of May 6, 2010

by and among

Phillips-Van Heusen Corporation,

Tommy Hilfiger Holding S.a.r.l,

Stichting Administratiekantoor Elmira,

  Apax Europe VI-A, L.P.,

Apax Europe VI-1, L.P.,

Apax US VII, L.P.

and

each of the Other Signatories Hereto

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

2

SECTION 1.1.

Definitions.

2

SECTION 1.2.

General Interpretive Principles

8

ARTICLE II

GOVERNANCE

8

SECTION 2.1.

Election and Appointment

9

SECTION 2.2.

Expenses

9

SECTION 2.3.

Committees

10

SECTION 2.4.

Resignation

10

ARTICLE III STOCKHOLDER RESTRICTIONS

10

SECTION 3.1.

Standstill

10

SECTION 3.2.

Permitted Actions

11

SECTION 3.3.

Dispositions

12

ARTICLE IV

CERTAIN INVESTOR RIGHTS

13

SECTION 4.1.

Information Rights

13

SECTION 4.2.

Pre-Emptive Rights

14

ARTICLE V

REGISTRATION RIGHTS

15

SECTION 5.1.

Shelf Registration

15

SECTION 5.2.

Demand Registration

18

SECTION 5.3.

Piggyback Registration

20

SECTION 5.4.

Registration Expenses

21

SECTION 5.5.

Registration Procedures

22

SECTION 5.6.

Indemnification

26

SECTION 5.7.

Miscellaneous

28

ARTICLE VI

TERMINATION

29

SECTION 6.1.

Termination

29

ARTICLE VII

MISCELLANEOUS

29

SECTION 7.1.

Amendment and Modification

29

SECTION 7.2.

Assignment; No Third-Party Beneficiaries

30

SECTION 7.3.

Binding Effect; Entire Agreement

30

SECTION 7.4.

Severability

30

SECTION 7.5.

Notices and Addresses

30

SECTION 7.6.

Governing Law

31

SECTION 7.7.

Headings

31

SECTION 7.8.

Counterparts

31

SECTION 7.9.

Further Assurances

31

SECTION 7.10.

Remedies

32

SECTION 7.11.

Jurisdiction and Venue

32

-ii-

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT, dated as of May 6, 2010 (this “Agreement”), by and among Phillips-Van Heusen Corporation, a Delaware corporation (the “Company”), Tommy Hilfiger Holding S.a.r.l., a Luxembourg limited liability company (“LuxCo”), Stichting Administrekantoor Elmira, a foundation under Dutch law (stichting) (the “Foundation”),  Apax Europe VI-A, L.P., a limited partnership under English law (“Apax Europe VI-A, L.P.”), Apax Europe VI-1, L.P., a limited partnership under English law (“Apax Europe VI-1, L.P.”), Apax US VII, L.P., an exempted limited partnership under Cayman Islands law (“Apax US VII, L.P.”) and each of the other signatories hereto (together with Apax, LuxCo and the Foundation referred to hereinafter collectively as the “Investors” and individually as an “Investor”).

RECITALS:

A.

The Company, LuxCo, the Foundation and certain related parties have entered into that certain Purchase Agreement, dated as of March 15, 2010 (the “Purchase Agreement”), pursuant to which the Company and one of its Affiliates are purchasing all of the outstanding capital stock of Tommy Hilfiger B.V. and Tommy Hilfiger U.S.A., Inc.

B.

As of immediately prior to the Closing, LuxCo and the Foundation own 100% of the outstanding equity capital stock of Tommy Hilfiger B.V.

C.

In connection with the closing of the transactions pursuant to the Purchase Agreement, LuxCo and the Foundation received as partial consideration for their aggregate 100% equity interest in Tommy Hilfiger B.V. shares of Company Common Stock (the shares received by LuxCo (some of which are to be held in escrow for a period following Closing pursuant to the Purchase Agreement, the “ Luxco Shares ”) and the shares received by the Foundation ( some of which are to be held in escrow for a period following Closing pursuant to the Purchase Agreement , the “ Foundation Shares ”).

D.

Following the closing of the transactions under the Purchase Agreement, (i) LuxCo may distribute some or all of the Luxco Shares to its Beneficial Owners and (ii) the Foundation shall promptly distribute the Foundation Shares to its Beneficial Owners (less, in each case, the number of Foundation Shares as to receipt of which a Beneficial Owner has agreed shall be deferred pursuant to a Management Term Sheet or other binding agreement, which shares shall be deposited in a management escrow account and treated pursuant to such escrow agreement and shares otherwise subject to escrow pursuant to the Purchase Agreement).

E.

It is a condition to closing the transactions contemplated by the Purchase Agreement that the Company and LuxCo enter into this Agreement to provide for certain agreements and obligations of the parties following the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.

Definitions.  The following terms shall have the meanings ascribed to them below:

“Action” means a judgment, suit, litigation, arbitration, claim, action, complaint, injunction, order, dispute, inquiry, arbitration or governmental proceeding.

“Additional Securities” means Company Common Stock, preferred stock or convertible debt of the Company, convertible into or exchangeable for shares of Company Common Stock or any option or warrant for such securities .

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.  Notwithstanding anything to the contrary set forth in this Agreement, no limited partner or similar participant of an Investor shall be deemed an Affiliate of such Investor.

“Agreement” means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Ancillary Agreements” has the meaning set forth in the Purchase Agreement.

“Apax” means Apax Europe VI-A, L.P., Apax Europe VI-1, L.P. and Apax US VII, L.P. and their Affiliates that from time to time hold shares of Company Common Stock received pursuant to the Purchase Agreement or the Ancillary Agreement or in respect of any such shares.  References to Apax include all of its private equity funds, including co-invest and side-by-side entities, that hold Company Common Stock from time to time as Permitted Transferee under this Agreement, so long as such entities continue to be advised by Apax Partners L.P. and Apax Partners LLP.

“Apax Europe VI-A, L.P.” has the meaning set forth in preamble to this Agreement.

“Apax Europe VI-1., L.P.” has the meaning set forth in preamble to this Agreement.

“Apax US VII, L.P.” has the meaning set forth in preamble to this Agreement.

“Apax VCOC Partnerships” means Apax Europe VI-A, L.P. and Apax US VII, L.P.

“Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act without limitation by the 60-day provision in paragraph (d)(1)(i) thereof); provided, that any shares of Company Common Stock held in escrow under the Purchase Agreement shall be deemed to be Beneficially Owned by the Investors in proportion to their beneficial percentage interest in the escrow account until such time as any such shares are released from escrow to the Company in accordance with the Purchase Agreement (an “Escrow Release”).  The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Change of Control” means the existence or occurrence of any of the following:  (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the then current stockholders of the Company fail to own, directly or indirectly, at least Majority Voting Power; (c) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires Majority Voting Power (other than (i) a reincorporation or similar corporate transaction in which the Company’s stockholders own, immediately thereafter, interests in the new parent company in essentially the same percentage as they owned in the Company immediately prior to such transaction, or (ii) a transaction described in clause (b) (such as a triangular merger) in which the threshold in clause (b) is not passed) or (d) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement.

 “Closing” has the meaning ascribed thereto in the recitals of this Agreement.

“Closing Date” means the date on which the Closing occurs.

“Closing Date Shares” means the shares of Company Common Stock issued to the Investors as of the Closing under the Purchase Agreement (net of any shares of Company Common Stock returned to the Company pursuant to an Escrow Release), and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger consolidation, exchange or other similar reorganization or business combination.

“Common Equivalent Securities” means Company Common Stock or securities convertible into or exercisable or exchangeable for such Company Common Stock.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Common Stock” means the common stock, par value $1 per share, of the Company.

“Company Indemnitees” has the meaning set forth in Section 5.6(b).

“Company Supported Distribution” means a public underwritten offering by the Company that is designated as a “Company Supported Distribution” in the applicable Shelf Take-Down Notice or Demand Notice.

“Covered Parties” has the meaning set forth in Section 6.1.

“ Covered Transaction ” means the sale for cash of shares of any Additional Securities, where the primary purpose of such offering is to raise equity capital for the Company.  For the avoidance of doubt, the term “Covered Transaction” will not apply to the issuance of (a) Options or Company Common Stock, or warrants therefor, to consultants, advisors, directors, officers or employees of the Company, or any joint venture partner; (b) Company Common Stock issued as consideration in a merger or acquisition transaction, other extraordinary business combination or joint venture approved by the Board of Directors; (c) Options, Company Common stock, or warrants therefor, issued to a strategic (as opposed to financial) investor with an actual or prospective operational or business (as opposed to financial) relationship with the Company, whether for cash or assets, where a substantial purpose of the issuance, as determined in good faith by the Board of Directors (excluding the Investor Designee) is to develop or maintain an operational or business (as opposed to financial) relationship with such strategic investor and so long as such issuance does not exceed 5% of the then outstanding shares of Company Common Stock or (d) Options or warrants to acquire shares of Company Common Stock issued to commercial lending institutions of debt financing to the Company.  For the avoidance of doubt, where an issuance of Additional Shares is not a Covered Transaction, the exercise of such security and issuance of the related shares, shall also not be a Covered Transaction.

“Demand Notice” has the meaning set forth in Section 5.2(a).

“Demand Registration” has the meaning set forth in Section 5.2(a).

“Demand Registration Statement” has the meaning set forth in Section 5.2(a).

“Director” means a director of the Company.

“Disposition Restriction Period” has the meaning set forth in Section 3.3.

“Election Meetings” has the meaning set forth in Section 2.1(b).

“Escrow Release” has the meaning set forth in the definition of Beneficially Own.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Shelf Registration Statement” has the meaning set forth in Section 5.1(a).

“Governance Rights Termination Event” shall be deemed to have occurred upon the earliest to occur of (a) Apax ceasing to Beneficially Own the Governance Rights Termination Threshold, (b) Apax breaching in any material respect any of the provisions of Article III of this Agreement, which breach is incapable of cure, or is not cured, within 30 days of notice thereof or (c) the Company’s good faith determination based upon advice of outside counsel, that Apax’s right under Section 2.1 initially to appoint the Investor Designee or his Replacement as a

Director and thereafter, in connection with each Election Meeting, to include the Investor Designee or his Replacement in its slate of nominees for election as a Director would likely result in a violation of Section 8 of the Clayton Act, 15 U.S.C. §19, or any applicable material foreign antitrust Laws.

“Governmental Entity” means any United States or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Governance Rights Termination Threshold” means a number of shares equal to the greater of (a) 50% of the Closing Date Shares Beneficially Owned by Apax as of the date of this Agreement and (b) 4% of the then issued and outstanding shares of Company Common Stock.

“Indemnified Party” has the meaning set forth in Section 5.6(c).

“Indemnifying Party” has the meaning set forth in Section 5.6(c).

“Investor” and “Investors” have the meaning set forth in the preamble of this Agreement.  References to Investors also include transferees to which an Investor transfers shares of Company Common Stock and related rights under this Agreement in accordance with, and subject to the terms of, Section 3.3.

“Investor Designee” means either Michael Phillips or Christian Stahl, as designated by Apax Europe VI-A, L.P. prior to the Closing Date, or any Replacement thereof, as the case may be, subject to the terms of Section 2.1 governing replacement designees.

“Investor Indemnitees” has the meaning set forth in Section 5.6(a).

“Investors’ Representative” means Apax Europe VI-A, L.P. or any other Investor designated by the Investors holding a majority of the Company Common Stock then held by the Investors in the aggregate.

“Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

“Losses” has the meaning set forth in Section 5.6(a).

“LuxCo” has the meaning set forth in preamble to this Agreement.

“Majority Voting Power” of the resulting corporation or of the Company shall mean a majority of the ordinary voting power in the election of directors of all the outstanding voting securities of the resulting corporation or of the Company, respectively.

“Management Term Sheets” has the meaning set forth in the Purchase Agreement.

“Notice and Questionnaire” means a written notice executed by a respective Investor and delivered to the Company containing the information required by the Securities Act and the rules and regulations promulgated thereunder to be included in any Shelf Registration Statement regarding the applicable Investor seeking to sell Company Common Stock pursuant thereto.

“NYSE” means the New York Stock Exchange.

“Options” means options to subscribe for, purchase or otherwise directly acquire Company Common Stock.

“Other Securities” means the Company Common Stock or other securities of the Company which the Company is registering pursuant to a Registration Statement covered by Article V.

“Permitted Acquisition” has the meaning set forth in Section 3.1.

“Person” shall mean any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 5.3(a).

“Piggyback Registration” has the meaning set forth in Section 5.3(a).

"Pre-emptive Acceptance Notice" has the meaning set forth in Section 4.2(b).

“Pre-emptive Acceptance Period has the meaning set forth in Section 4.2(b).

“Pre-emptive Notice” has the meaning set forth in Section 4.2(a).

“ Pre-emptive Notice Time ” has the meaning set forth in Section 4.2(a).

“Pre-emptive Right” has the meaning set forth in Section 4.2(a).

“Pro Rata” means, with respect to any offer of Additional Securities, the percentage of outstanding Company Common Stock held by an Investor.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

“Purchase Agreement” has the meaning ascribed thereto in the recitals of this Agreement.

“Qualified Investor” has the meaning set forth in Section 4.2(g).

“Registration Expenses” has the meaning set forth in Section 5.4.

“Registrable Securities” means (i) the shares of Company Common Stock acquired by the Investors pursuant to the Purchase Agreement, as well as any shares of Company Common Stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange generally for, or in replacement generally of, such Company Common Stock or other Registrable Securities and any securities issued in exchange for such Company Common Stock or other Registrable Securities in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company and (ii) shares of Company Common Stock acquired by the Investors pursuant to Section 4.2.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale by the Investor holding such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (b) such securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend and not subject to any stop order, and such securities may be publicly resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act, (c) such securities shall have ceased to be outstanding or (d) such securities have been or could be sold under circumstances in which all applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met; provided, that any shares of Company Common Stock that may be requested to be sold in a Company Supported Distribution in accordance with, and subject to the limitations provided in this Agreement, shall be considered Registrable Securities without regard to this clause (d).

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Relevant Restriction Period” means, with respect to any Investor, (a) with respect to 100% of the Closing Date Shares Beneficially Owned by such Investor, the period commencing on the date of this Agreement and ending on the day that is 9 months from the date of this Agreement and (b) with respect to 50% of the Closing Date Shares Beneficially Owned by such Investor, the period commencing on the date of this Agreement and ending on the day that is 15 months from the date of this Agreement.

“Replacement” has the meaning set forth in Section 2.1(e).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Investor” means an Investor who is selling Registrable Securities pursuant to a Registration Statement under the Securities Act.

“Shelf Date” has the meaning set forth in Section 5.1(a).

“Shelf Registration Statement” has the meaning set forth in Section 5.1(a).

“Shelf Take-Down Notice” has the meaning set forth in Section 5.1(b).

“Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any of the Investors or their Affiliates, the purpose or effect of which is to short shares of Company Common Stock.

“Standstill Period” means the period commencing on the Closing Date and ending on the earlier to occur of (i) the termination of this Agreement pursuant to its terms; (ii) a Change of Control involving the Company or (iii) 3 months after (a) Apax irrevocably waives and terminates all of its rights under Section 2.1, (b) a Governance Right Termination Event, or (c) the resignation, removal or death of the Investor Designee, if no Replacement shall have filled such vacancy and Apax shall have during such period proposed at least two different Replacements who it believes in good faith are qualified designees and both of whom shall have been rejected by the Company.

“Subsidiary” means, as to any Person, any other Person more than 50% of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Suspension Period” has the meaning set forth in Section 5.5(a)(ii).

“Voting Securities” means the shares of Company Common Stock and any other securities of the Company entitled to vote generally for the election of directors or convertible into such securities.

“13D Group” means any group of Persons who, with respect to those acquiring, holding, voting or disposing of Company Common Stock would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

SECTION 1.2.

General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The name assigned this Agreement and the Section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Sections refer to Sections of this Agreement.

ARTICLE II
GOVERNANCE

SECTION 2.1.

Election and Appointment.  The Company agrees, until a Governance Rights Termination Event:

(a)

to appoint the Investor Designee as a Director on the Closing Date;

(b)

to include the Investor Designee in its slate of nominees for election as a Director at each annual or special meeting of stockholders of the Company at which Directors are to be elected and at which the seat held by the Investor Designee is subject to election (such annual or special meetings, the “Election Meetings”);

(c)

to use commercially reasonable efforts to cause the election of the Investor Designee to the Board of Directors at each of the Election Meetings (including recommending that the Company’s stockholders vote in favor of the election of the Investor Designee and otherwise supporting the Investor Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees);

(d)

if the Investor Designee is not elected to the Board of Directors at any Annual Meeting, or becomes unable to serve for any reason or is removed during the course of his term as Director, the Company will promptly appoint the Replacement of such Investor Designee to the Board of Directors to serve until the following Election Meeting;

(e)

if the Investor Designee (i) is unable to serve as a nominee for election as Director or to serve as a Director, for any reason, or (ii) is removed or fails to be elected at an Election Meeting, Apax Europe VI-A, L.P. shall have the right to submit the name of a replacement (the “Replacement”) to the Company for its approval (such determination to be made in the sole discretion of the Company acting in good faith and consistent with the Company’s nominating and governance practices in effect from time to time) and who shall serve as the nominee for election as Director or serve as Director in accordance with the terms of this Section 2.1(e). If the proposed Replacement is not approved by the Company, Apax Europe VI-A, L.P. shall have the right to submit another proposed Replacement to the Company for its approval on the same basis as set forth in the immediately preceding sentence.  Apax Europe VI-A, L.P. shall have the right to continue submitting the name of a proposed Replacement to the Company for its approval until the Company approves that such Replacement may serve as a nominee for election as Director or to serve as a Director whereupon such person is appointed as the Replacement.  An Investor Designee shall, at the time of nomination and at all times thereafter until such individual’s service on the Board of Directors ceases, (i) meet any applicable requirements or qualifications under applicable Law, stock exchange rules or applicable corporate governance policies or guidelines (consistently applied) to be a member of the Board of Directors and (ii) prior to being nominated, agree to comply with the requirements of Section 2.4 hereof.  The Company acknowledges that, as of the date of this Agreement, to the company’s knowledge, each of Michael Phillips and Christian Stahl meet the standards set forth above.

SECTION 2.2.

Expenses and Fees; Indemnification.  The Company agrees to reimburse the Investor Designee elected to the Board for his reasonable expenses, consistent with the Company’s policy for such reimbursement in effect from time to time, incurred attending meetings of the Board and/or any committee of the Board.  No Investor Designee shall be entitled to any retainer, equity compensation or other fees or compensation paid to the non-employee Directors of the Company for their services as a Director, including any service on any committee of the Board. The Company shall indemnify, or provide for the indemnification of, the Investor Designee and provide the Investor Designee with director and officer insurance to the same extent it indemnifies and provides insurance for the non-executive members of the Board of Directors.

SECTION 2.3.

Committees.  Until a Governance Rights Termination Event, the Investor Designee shall be appointed to the Nominating Committee of the Board of Directors  or any other committee performing similar functions of the foregoing committee (provided that such Investor Designee meets the requirements under applicable Law and stock exchange rules for service on such committee).

SECTION 2.4.

Resignation.  Upon the occurrence of a Governance Rights Termination Event, the Investors shall cause the Investor Designee to promptly tender his resignation from the Board and any committee of the Board on which he then sits.

ARTICLE III
STOCKHOLDER RESTRICTIONS

SECTION 3.1.

Standstill.  During the Standstill Period and unless otherwise approved by the Board of Directors (other than the Investor Designee), Apax will not, and will cause each of its controlled Affiliates not to, directly or indirectly:

(a)

Other than goods and services in the ordinary course, acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, Beneficial Ownership) of any of the assets or businesses of the Company or any Subsidiary thereof or any securities issued by the Company or any Subsidiary thereof, or rights or options to acquire such ownership (including from a third party);

(b)

Other than as permitted by clause (a) above, acquire, offer or propose to acquire or agree to acquire (or request permission to do so), whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, syndicate or other 13D Group or otherwise, ownership (including, but not limited to, Beneficial Ownership) of any of the assets or businesses of the Company or any Subsidiary thereof, or any securities issued by the Company or any Subsidiary thereof, or any rights or options to acquire such ownership (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) other than (i) the delivery of shares of Company Common Stock pursuant to the Purchase Agreement, (ii) the acquisition of shares of Company Common Stock or other securities of the Company as a result of any stock splits, stock dividends or other distributions or recapitalizations or offerings made available by the Company to holders of Company Common Stock, including rights offerings, (iii) the acquisition of Company Common stock pursuant to Section 4.2, (iv) any acquisition of shares of Company Common Stock approved by the Board (other than the Investor Designee) or (v) any acquisition of shares of Company Common Stock pursuant to a Permitted Transfer (each event listed in clauses (i) through (v), a “Permitted Acquisition”);

(c)

engage in any “solicitation” (within the meaning of the Exchange Act) of proxies or consents relating to the election of directors with respect to the Company, or become a

“participant” in any “election contest” (both within the meaning of the Exchange Act) seeking to elect directors not nominated by the Board of Directors, other than the Investor Designee;

(d)

in any manner, agree, attempt, seek or propose to deposit any securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities of the Company in any voting trust or similar arrangement (other than any such voting trust or similar arrangement among the Investors);

(e)

publicly announce any intention, plan or arrangement inconsistent with the foregoing;

(f)

form or join in the formation of a 13D Group with respect to any securities of the Company or any Subsidiary thereof, other than any such “group” consisting exclusively of Apax, the other Investors and any Affiliates of the Investors;

(g)

finance (or arrange financing for) any Person in connection with any of the foregoing; or

(h)

seek or request permission to do any of the foregoing, request to amend or waive any provision of this Section 3.1 (including, without limitation, this clause (h)), or make or seek permission to make any public announcement with respect to any of the foregoing.

SECTION 3.2.

Permitted Actions.

(a)

The restrictions set forth in Sections 3.1(a)-(h) shall not apply if any of the following occurs (provided that if any event described in this Section 3.2 occurs and, during the following 12 months, none of the transactions described below has been consummated, then the restrictions set forth in Sections 3.1 shall thereafter resume and continue to apply in accordance with their terms):

(i)

in the event that the Company enters into a definitive agreement for a merger, consolidation or other business combination transaction as a result of which the stockholders of the Company would own (including, but not limited to, Beneficial Ownership) securities of the resulting corporation having less than Majority Voting Power;

(ii)

in the event that a tender offer or exchange offer for at least 50.1% of the Capital Stock of the Company is commenced by a third person (and not involving any breach of Section 3.1) which tender offer or exchange offer, if consummated, would result in a Change of Control, and the Board of Directors recommends that the stockholders of the Company tender their shares in response to such offer or does not recommend against the tender offer or exchange offer within ten (10) Business Days after the commencement thereof or such longer period as shall then be permitted under U.S. federal securities laws; or

(iii)

in the event that the Company makes any public announcement indicating that it is actively seeking to sell itself and, in such event, such announcement is made with the approval of its Board of Directors.

(b)

Nothing in Section 3.1and this Section 3.2 shall (x) prohibit any individual who is serving as a Director, solely in his or her capacity as a Director, from (A) exercising his or her fiduciary duties, (B) taking any action or making any statement at any meeting of the Board of Directors or of any committee thereof or (C) making any statement or disclosure required under federal securities Laws or other applicable Law or (y) restrict any disclosure or statements required to be made by any Investor under applicable Law.

(c)

Affiliates of Apax not engaged in the private equity business (“Non-Investor Affiliates”) shall not be considered “Affiliates” for purposes of Sections 3.1 so long as (i) any of the actions taken by them as to which Section 3.1 might otherwise apply are not taken at the direction of any officer, partner or general partner of Apax or any of its Affiliates (other than Non-Investor Affiliates) or any officer or general partner of Apax and (ii) if confidential information regarding the Company is not made available to such Non-Investor Affiliates by Apax directly or indirectly.

(d)

Sections 3.1 and 3.3 shall not apply to any transaction pursuant to the Ancillary Agreements or the Purchase Agreement.

SECTION 3.3.

Dispositions.  Each of the Investors agrees that during the Relevant Restriction Period, without the prior written consent of the Company, such Investor shall not, and shall not authorize, permit or direct its Subsidiaries or Affiliates to, directly or indirectly, (y) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of its Closing Date Shares or (z) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of its ownership of any Closing Date Shares, whether any such transaction described in clauses (y) or (z) above is to be settled by delivery of any shares of Company Common Stock, in cash or otherwise.  Notwithstanding the foregoing, the following transfers of Common Equivalent Securities shall be permitted at any time (each a “Permitted Transfer”):

(i)

by any Investor or stockholder of LuxCo to Apax or LuxCo;

(ii)

by the Foundation to any holder of depositary receipts in the Foundation based on the pro rata ownership of such stockholder in the Foundation (or in accordance with the elections made by such stockholders pursuant to the Management Term Sheets) or by LuxCo to any of its stockholders, provided, that for any such stockholder who is not a Party, as a condition to transfer to any such stockholder, such stockholder agrees to become subject to the restrictions in this Section 3.3;

(iii)

by any Investor, pro rata to its direct or indirect partners, investors or participants pursuant to the terms of such limited partnership agreement, operating agreement or similar agreement; provided, that as a condition to transfer to any such transferee, such transferee agrees to become subject to the restrictions in this Section 3.3;

(iv)

by any Investor to any of its Affiliates provided that such Affiliate agrees with the Company to be bound by the terms of this Agreement;

(v)

 by any Investor who is a natural person, (A) to any family member, trust or other vehicle for bona fide estate planning purposes or (B) upon such natural person’s death, to the persons who would receive such interests under the natural person’s will or other testamentary instrument or pursuant to the laws of descent, subject, in each case to such Person or entity agreeing to be bound by the terms of this Agreement;

(vi)

by any Investor to a third party pursuant to a tender offer, exchange offer, merger, consolidation or other transaction (A) which is recommended to the stockholders of the Company by the Board; or (B) in the case of a merger or other business combination transaction, which has been approved by the stockholders of the Company; or

(vii)

any transaction pursuant to the Purchase Agreement or any escrow agreement relating thereto.

The restrictions set forth in this Section 3.3 shall terminate upon a Change of Control.

ARTICLE IV

CERTAIN INVESTOR RIGHTS

SECTION 4.1.

Information Rights.

(a)

The Apax VCOC Partnerships shall have the right to receive upon request (i) annually consolidated statements of income and cash flows of the Company and its Subsidiaries for each such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of each such fiscal year, all prepared in accordance with applicable generally accepted accounting principles; (ii) quarterly consolidated statements of income and cash flows of  the Company and its Subsidiaries for each calendar quarter, and consolidated balance sheets of the Company and its Subsidiaries as of the end of each such calendar quarter, all prepared in accordance with applicable generally accepted accounting principles; (iii) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available; and (iv) any such financial or other information of the Company and its Subsidiaries as the Apax VCOC Partnerships may reasonably request.

(b)

Any authorized representative of each Apax VCOC Partnership shall be entitled, upon reasonable notice and during normal business hours, and at such other times as such Apax VCOC Partnership may reasonably request, to (i) visit and inspect any of the properties of the Company, (ii) examine any, books and records and make copies thereof or extracts therefrom of the Company, and (iii) consult with and advise the management of the Company and its subsidiaries on all matters relating to the operation of the Company and its subsidiaries.

(c)

Any information obtained by the Apax VCOC Partnerships or its representatives pursuant to the exercise of their rights described in this Section 4.1 which is not generally available to the public shall be kept strictly confidential by the Apax VCOC Partnerships and their representatives.

(d)

The rights described in this Section 4.1 shall be deemed to be separate contractual rights held independently by each of the Apax VCOC Partnerships.

(e)

Notwithstanding the above, (i) the Company shall not be obligated pursuant to this Section 4.1 to supply to the Apax VCOC Partnerships any books, records or other materials, or to otherwise disclose any information, which could compromise any legal privilege to which such information is subject, and (ii) this Section 4.1 shall not apply to any of the Apax VCOC Partnerships during the period in which it has a contractual right to appoint a member of the Board hereunder or otherwise.

SECTION 4.2.

Pre-emptive Rights .

(a)

In the event that the Company proposes to issue any Additional Securities in a Covered Transaction, the Company will offer in writing (the “ Pre-emptive Notice ”) to each Qualified Investor, at least 10 Business Days prior to the consummation of such transaction (“ Pre-emptive Notice Time ”), the right to purchase its Pro Rata share of such Additional Securities on the same terms as such Additional Securities are to be issued (each such right a “ Pre-emptive Right ”).

(b)

The provisions of Section 4.2 shall terminate upon a Change of Control.

(c)

The Pre-emptive Notice shall specify (i) the number of Additional Securities to be issued or sold, (ii) the Company’s good faith estimate of the total amount of capital to be raised by the Company pursuant to the issuance or Sale of Additional Securities, (ii) the price and other material terms of the proposed issuance or sale, (iii) the number of such Additional Securities which such Qualified Investor is entitled to purchase (determined as provided in Section 4.2(a)), and (iv) the period during which such Qualified Investor may elect to purchase such Additional Securities, which period shall extend for at least 10 days following the receipt by such Investor of the Pre-emptive Notice (the “ Pre-emptive Acceptance Period ”).  Each Qualified Investor who desires to purchase Additional Securities shall notify the Company within the Preemptive Acceptance Period of the number of Additional Securities such Qualified Investor wishes to purchase , which number shall not exceed its then-applicable Pro Rata share (the “ Pre-emptive Acceptance Notice ”) .. A Preemptive Acceptance Notice shall be binding and irrevocable, except as set forth in Section 4.2(e).  The purchase price for the Additional Securities shall be paid in cash contemporaneously with the closing of the transaction which gave rise to the Pre-emptive Notice and t he terms of such purchase shall otherwise be on terms and conditions not less favorable to the Company than those set forth in the Pre-emptive Notice ..

(d)

The rights contained in this Section 4.2 are personal to the Qualified Investors who have such rights as of the Closing and may not be transferred or assigned or delegated to another Person.

(e)

In the event of urgent need as determined by the Board of Directors in good faith, the Company may agree to and consummate a Covered Transaction without complying with this Section 4.2, so long as promptly thereafter it provides the Pre-Emptive Notice as required herein and permits Qualified Investors to purchase up to its Pro Rata share of Additional Shares it would have been entitled to purchase pursuant to this Section (after taking into account the consummation of the Covered Transaction).

(f)

In the event the subject transaction of a Pre-Emptive Notice is terminated, no purchase of securities shall occur pursuant to this Section 4.2, and the applicable notices shall be cancelled.

(g)

“Qualified Investor” shall mean, without duplication, determined as of the date of the event giving rise to the Pre-emptive Notice, any Investor, including for such purposes Apax and LuxCo collectively, (i) who own(s) at least 4% of the Company Common Stock and (ii) whose Beneficial Ownership of shares of Company Common Stock has not been reduced to less than 50% of the Closing Date Shares Beneficially Owned by such Investor(s) as of the Closing Date.

ARTICLE V
REGISTRATION RIGHTS

SECTION 5.1.

Shelf Registration.

(a)

No later than 90 days prior to the expiration of the Disposition Restriction Period (the “Shelf Date”), the Company shall prepare and file with the SEC a Registration Statement providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, of all of the Registrable Securities, provided that such obligation shall be satisfied if the Company shall have in effect an automatically effective shelf registration statement on Form S-3ASR  (an “Existing Shelf Registration Statement”) as of the Shelf Date (any such registration statement, a “Shelf Registration Statement”); provided, further, that, for the avoidance of doubt, the existence of an Existing Shelf Registration Statement shall not have any effect on the restrictions set forth in Section 3.3.  The Shelf Registration Statement shall be on Form S-3 (or any comparable or successor form or forms then in effect) under the Securities Act (or to the extent the Company is not eligible to use Form S-3 or any comparable or successor form or forms, on Form S-1 or any comparable or successor form or forms); provided, however, that if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act).  In the event that the Shelf Registration Statement is not an automatic shelf registration statement, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the SEC as of the expiration of the Disposition Restriction Period.  The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) the date when all of the Registrable Securities covered by such Shelf Registration Statement have been sold and (ii) the date on which the Registrable

Securities covered by the Shelf Registration Statement are eligible to be sold or transferred without being subject to any holding period or volume limitations pursuant to Rule 144 under the Securities Act.

(b)

Each Investor agrees that if such Investor wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so in accordance with this Section 5.1(b) and Section 5.5.  Each Investor wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, whether in an underwritten offering or otherwise, agrees to notify the Company of such intent (a “Shelf Take-Down Notice”) and shall deliver a Notice and Questionnaire to the Company at least ten (10) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement, it being agreed that if any Investor intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall reasonably cooperate with such Investor to facilitate such distribution, including but not limited to the actions required pursuant to Section 5.5(a)(viii) and, if a Company Supported Distribution is requested, Section 5.5(a)(xiv).  From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to it in connection with a Shelf Take-Down Notice:

(i)

if required by applicable Law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable Law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Investor delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Investor to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable Law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable;

(ii)

provide such Investor copies of any documents filed pursuant to Section 5.1(b)(i); and

(iii)

notify such Investor as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 5.1(b)(i);

provided, however, that if such Shelf Take-Down Notice or Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Investor delivering such Shelf Take-Down Notice or Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period in accordance with Section 5.5; provided, further, that the Investors shall not be entitled to deliver to the Company more than one (1) Shelf Take-Down Notices in any 12 month period and each Shelf Take-Down Notice may only be made if the sale of the Registrable Securities covered thereby is reasonably expected to result in aggregate gross cash proceeds in excess of $100,000,000 (without regard to any underwriting discount or commission) and, provided, further that the Investors shall not be entitled to request more than two (2) Company Supported Distributions in the aggregate.  Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Investor that has not delivered a Notice and Questionnaire to the Company as a selling security holder in any Shelf Registration Statement or related Prospectus.

(c)

If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering which underwritten offering was initially requested by the Investors pursuant to a Shelf Take-Down Notice, and the managing underwriter(s) of such underwritten offering advise the Investors in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included, together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)

first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investors, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Investor; and

(ii)

second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities;

provided that, in the event that, due to a cutback in accordance with this clause (c), Investors are unable to sell at least 90% of the Registrable Securities initially proposed to be sold in a Company Supported Distribution, such offering shall not constitute a Company Supported Distribution and count against the limit thereof.

(d)

The Investors’ Representative shall have the right to notify the Company that it has determined that the Shelf Take-Down Notice be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw all activities undertaken in connection with such offering, and such withdrawn registration shall not count against the limit of Shelf Take-Down Notices or Company Supported Distributions, as applicable; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 5.1(a) hereof, which has been subsequently withdrawn pursuant to this Section 5.1(d) at the request of the Investors’ Representative, and shall be reimbursed by the Investors whose Registrable Securities were intended to be included in the registration pursuant to the Shelf Take-Down Notice for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material adverse information concerning the Company that the Company has not publicly disclosed in compliance with applicable securities Laws at least two (2) Business Days prior to the Company’s receipt of such withdrawal request.

SECTION 5.2.

Demand Registration.

(a)

At any time following the expiration of the Disposition Restriction Period, if the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 5.1 hereof, the Investors’ Representative shall have the right, by delivering a written notice to the Company (a “Demand Notice”), to require the Company to register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Investors and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that the Company shall not be required to effect more than two (2) Demand Registrations for underwritten offerings pursuant to this Section 5.2(a); and, provided, further, that the Investors shall not be entitled to deliver to the Company more than one (1) Demand Registration in any twelve (12) month period and, in any event, a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Investors’ Representative is reasonably expected to result in aggregate gross cash proceeds in excess of $100,000,000  (without regard to any underwriting discount or commission); and provided, further that the Investors shall not be entitled to request more than two (2) Company Supported Distributions in the aggregate (including underwritten Demand Registrations).  A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.  Following receipt of a Demand Notice, the Company shall use commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than 30 days after receipt by the Company of such Demand Notice, a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Investors thereof in accordance with the methods of distribution elected by such Investors (a “Demand Registration Statement”) and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, it being agreed that if any Investor intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall cooperate with such Investor to facilitate such distribution, including but not limited to the actions required pursuant to Section 5.5(a)(viii) and, if a Company Supported Distribution is requested, Section 5.5(a)(xiv).

(b)

If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Investors in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)

first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Investors, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Investor; and

(ii)

second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities;

provided that, in the event that, due to a cutback in accordance with this clause (c), Investors are unable to sell at least 90% of the Registrable Securities initially proposed to be sold in a Company Supported Distribution, such offering shall not constitute a Company Supported Distribution and count against the limit thereof.

(c)

In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)

The Investors’ Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement and such withdrawn registration shall not count against the limit of Demand Registrations or Company Supported Distributions, as applicable; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 5.2(a) hereof, which has been subsequently withdrawn pursuant to this Section 5.2(d) at the request of the Investors’ Representative, and shall be reimbursed by the Investors whose Registrable Securities were intended to be included in the Demand Registration Statement for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material adverse information concerning the Company that the Company has not publicly disclosed at least five (5) Business Days prior to the Company’s receipt of such withdrawal request.

(e)

Notwithstanding anything contained herein to the contrary, with the prior written consent of the Investors’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall be entitled to coordinate any offerings under this Section 5.2 with any offerings to be effected pursuant to similar agreements with the holders of Other Securities, including, if practicable, by filing one Registration Statement for all Other Securities.

SECTION 5.3.

Piggyback Registration.

(a)

At any time following the expiration of the Disposition Restriction Period, if the Company proposes to file a registration statement under the Securities Act with respect to an offering (i) by the Company for its own account (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto, (B) filed solely in connection with any employee benefit or dividend reinvestment plan or (C) for the purpose of effecting a rights offering afforded to all holders of the Company Common Stock) or (ii) for the account of any of its security holders, the Company will give to each Investor written notice of such filing at least fifteen (15) days prior to the anticipated filing date (the “Piggyback Notice”).  The Piggyback Notice shall offer each Investor the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 5.3, “Registrable Securities” shall be deemed to mean solely securities of the same type as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”).  Subject to Section 5.3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven (7) days after notice has been given to the Investors.  The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b)

If any of the securities to be registered pursuant to the registration giving rise to the Investors’ rights under this Section 5.3 are to be sold in an underwritten offering, the Investors shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Investors in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)

first, all Other Securities being sold by the Company or by any Person (other than an Investor) exercising a contractual right to demand registration pursuant to which such registration statement was filed; and

(ii)

second, among any other holders of Registrable Securities or Other Securities requesting such registration, pro rata, based on the aggregate number of Registrable Securities and Other Securities Beneficially Owned by each such holder.

(c)

The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.3 prior to the effectiveness of the related Registration Statement and shall have no obligation to register any Registrable Securities in connection with such registration, except to the extent provided herein.  The Registration Expenses of such withdrawn Piggyback Registration shall be borne by the Company in accordance with Section 5.4 hereof.

Any Investor shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration by giving written notice to the Company of its request to withdraw at least two (2) Business Days prior to the planned effective date of the related Registration Statement; provided, however, that the Company shall not be required to pay for expenses of any Piggyback Registration, which has been subsequently withdrawn pursuant to this Section 5.3(d) at the request of the applicable Investor, and shall be reimbursed by the Investors whose Registrable Securities were intended to be included in the Piggyback Registration for reasonable and documented out-of-pocket expenses (including legal fees and printing expenses) so incurred, unless the withdrawal is based upon material adverse information concerning the Company that the Company has not publicly disclosed in compliance with applicable securities Laws at least five (5) Business Days prior to the Company’s receipt of such withdrawal request.

SECTION 5.4.

Registration Expenses.  Except to the extent otherwise provided herein, in connection with registrations pursuant to Sections 5.1, 5.2 and 5.3 hereof, the Company shall pay all of the registration expenses incurred in connection with the registration thereunder (the “Registration Expenses”), including, without limitation, all:  (a) reasonable registration and filing fees, (b) reasonable fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) reasonable processing, duplicating and printing expenses, (d) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) fees and expenses incurred in connection with the listing of the Registrable Securities, (f) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit) and (g) fees and expenses of any special experts retained by the Company in connection with such registration .  Notwithstanding the foregoing, each Selling Investor shall be responsible for (i) any allocable underwriting fees, discounts or commissions, (ii) any allocable commissions of brokers and dealers and (iii) capital gains, income and transfer taxes, if any, relating to the sale of Registrable Securities of such Selling Investor.

SECTION 5.5.

Registration Procedures.

(a)

In connection with the registration of any Registrable Securities pursuant to this Agreement, the Company will keep the Selling Investors advised in writing as to the initiation of each such registration and the Company will:

(i)

Use commercially reasonable efforts to keep each Registration Statement continuously effective during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement; upon the occurrence of any event that would cause the Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period such Registration Statement is required to remain effective pursuant to the terms of this Agreement, the Company shall file promptly an appropriate amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), the Company shall use commercially reasonable efforts to cause such amendment to be declared effective and the Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter.

(ii)

Notwithstanding Section 5.5(a)(i) hereof, the Company may suspend the effectiveness of a Registration Statement and the Investors’ right to sell thereunder (each such period, a “Suspension Period”) if the Company reasonably determines in good faith and delivers to any Investor a certificate signed by an officer of the Company stating that such Registration Statement or further sales under an effective Registration Statement would have a detrimental effect, as reasonably determined by the Company in good faith, on the Company or a plan currently being considered by the Company or the Board of Directors.  Promptly upon occurrence of such suspension, the Company shall give notice to the Investors listed in such Registration Statement that the availability of the Registration Statement is suspended and, upon actual receipt of such notice, each Investor agrees not to sell any Registrable Securities pursuant to the Registration Statement until the earlier of (1) such Investor’s receipt of copies of the supplemented or amended Prospectus provided for in this Section 5.5 or (2) such Investor has been advised in writing by the Company that the sale of Registrable Securities pursuant to the Registration Statement may resume  A Suspension Period shall not exceed 90 consecutive days and the aggregate of all Suspension Periods shall not exceed 180 days in any 360-day period.

(iii)

Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective during the period provided herein.

(iv)

Advise any Investor that has provided in writing to the Company a telephone or facsimile number and address for notice, promptly (which notice pursuant to clauses (B) through (D) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension and promptly thereafter notified such Investors of such remediation):

(A)

when the Prospectus or any Prospectus supplement or post-effective amendment is proposed to be or has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B)

of any request by the SEC or any other Governmental Entity for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

(C)

of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for any of the preceding purposes;

(D)

of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or

(E)

of the existence of any fact or the happening of any event, during the period in which a Registration Statement remains effective under the Securities Act, that makes any statement of a material fact made in such Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

(v)

Unless any Registrable Securities shall be in book-entry form only, cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities Laws), and enable such Registrable Securities to be in such denominations and registered in such names as the Investors may request at least two (2) Business Days before any sale of Registrable Securities.

(vi)

Use commercially reasonable efforts to promptly register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as any Investor reasonably requests and which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor, keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this Agreement or (C) consent to general service of process in any jurisdiction where it would not otherwise be subject to such service but for this Agreement.

(vii)

Use commercially reasonable efforts to promptly cause any Registrable Securities covered by a Registration Statement to be registered with or approved by such other Governmental Entity within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement.

(viii)

In the event that the Investors’ Representative advises the Company that an Investor intends to distribute any Registrable Securities by means of an underwritten offering, whether pursuant to Sections 5.1, 5.2 or 5.3, enter into an underwriting agreement in customary form, scope and substance (including customary indemnifications) and take all such other actions reasonably requested by the Investors owning a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities and deliver such documents and certificates as may be reasonably requested by the Investors of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any.

(ix)

Use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus.

(x)

Deliver to each Selling Investor and each underwriter, if any, without charge, as many copies of the applicable Prospectus and any amendment or supplement thereto as such Selling Investor or underwriter may reasonably request.

(xi)

Cooperate with each Selling Investor and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required by Law to be made with FINRA.

(xii)

Obtain opinions of counsel to the Company and updates thereof addressed to each Selling Investor and the underwriters or initial purchasers, if any, covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company.

(xiii)

Obtain "comfort" letters and updates thereof from the Company's independent certified public accountants, such letters covering matters as are customarily requested in comfort letters covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company.

(xiv)

Only in the case of a Company Supported Distribution, as requested by the managing underwriter in any such underwritten offering, provide reasonable assistance with the marketing of any such offering, including causing members of the Company’s management team to participate in a reasonable number of conference calls, limited-duration investor meetings and due diligence sessions, in each case and, to the extent to be in-person, to take place in and around New York City; provided, that any such requested assistance shall not be required if it would, in the Company’s reasonable judgment, interfere with the normal business operations of the Company in any substantial respect.

(b)

Each Investor agrees by acquisition of a Registrable Security that no Investor shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement, or to receive a Prospectus relating thereto, unless such Investor has furnished the Company with a Notice and Questionnaire (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. The Company may require each Investor selling Registrable Securities pursuant to a Registration Statement to furnish to the Company such customary information regarding such Investor and the distribution of such Company Common Stock as the Company may from time to time reasonably require for inclusion in such Registration Statement.  Each such Investor agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Investor not misleading.  Any sale of any Registrable Securities by any Investor shall constitute a representation and warranty by such Investor that the information relating to such Investor and its plan of distribution is as set forth in the Prospectus delivered in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact provided by such Investor and that such Prospectus does not as of the time of such sale omit to state any material fact provided by such Investor necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.  The Company may exclude from such Registration Statement the Registrable Securities of any Investor that fails to furnish such information within a reasonable time after receiving such request. The Company shall not include in any Registration Statement any information regarding, relating to or referring to any Investor or its plan of distribution without the approval of such Investor in writing.

(c)

No Investor shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(d)

If any offering of Registrable Securities pursuant to any Shelf Registration Statement or any Demand Registration is an underwritten offering, the Investors agree that, unless the Company otherwise consents in writing, at least one of Barclays Capital Inc., Deutsche Bank Securities, Inc., Credit Suisse Securities (USA) LLC or Banc of America Securities LLC shall be either the managing underwriter or co-managing underwriter or the lead book running manager or co-lead book running manager for the offering.

SECTION 5.6.

Indemnification.

(a)

The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, (1) each Selling Investor whose Registrable Securities are covered by a Registration Statement or Prospectus, (2) the officers, directors, partners (limited and general), members, managers, representatives, agents and employees of each of them, (3) each member, limited or general partner of each such member, limited or general partner, (4) each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Investor, (5) each of their respective affiliates, officers, directors, shareholders, employees advisors, agents, (6) each underwriter (including any Investor that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and (7) each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Investor Indemnitees”), from and against all losses, claims, damages, liabilities, penalties, judgments, suits, costs and expenses (including legal fees) (collectively, “Losses”) in connection with any sale of Registrable Securities pursuant to a Registration Statement arising out of or based upon (i) any violation or alleged violation of the Securities Act or any rule or regulation promulgated thereunder by the Company or any of its Affiliates, employees, officers, directors or agents or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus (including but not limited to preliminary or final) relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein or any omission (iii) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;, and will reimburse to each of the Persons listed above, for any legal or any other expenses reasonably incurred in connection with investigating and defending any such losses; provided, however, that the Company shall not be liable to such Investor Indemnitee in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto, or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Investor Indemnitee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Investor Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such Registration Statement, including any such preliminary or final Prospectus contained therein or any such amendments or supplements thereto (B) offers or sales effected by or on behalf of such Investor Indemnitee “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company or (C) the failure of any Investor Indemnitee to deliver or make available to a purchaser of Registrable Securities a copy of any Registration Statement, including any preliminary or final Prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable Law to be delivered or made available); provided that the Company shall have delivered to such Investor Indemnitee such Registration Statement, including such preliminary or final Prospectus contained therein and any amendments or supplements thereto.

(b)

In connection with any Registration Statement in which a Selling Investor is participating by registering Registrable Securities, such Selling Investor agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors, agents, representatives or other employees of the Company, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement or preliminary or final Prospectus relating to the registration of such Registrable Securities or any amendment or supplement thereto or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case solely to the extent that such untrue or alleged untrue statement or omission or alleged omission is made in such Registration Statement or in any preliminary or final Prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) in reliance upon and in conformity with written information furnished to the Company by such Selling Investor expressly for inclusion in such document.

(c)

If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Action with respect to which such Indemnified Party has actual notice and seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been actually prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Action, to assume, at the Indemnifying Party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall also have the right to employ counsel and to assume the defense of such Action or (iii) in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist in respect of such Action; provided, further, that the Indemnifying Party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the Indemnifying Party, neither the Indemnifying Party nor the Indemnified Party will be subject to any liability for, or otherwise effect, any settlement made without the consent of the other (but such consent shall not be unreasonably withheld, conditioned or delayed).

(d)

Neither party shall settle, compromise, discharge or consent to an entry of judgment with respect to a claim or liability subject to indemnification under this Section 4.6 without the other parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnifying Party may agree without the prior written consent of the Indemnified Party solely to any settlement, compromise, discharge or consent to an entry of judgment, in each case that relates only to money damages and by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such claim and which unconditionally releases the Indemnified Party from all liability in connection with such claim.

(e)

If the indemnification provided for in this Section 5.6 is unavailable to hold harmless each of the Indemnified Parties against any losses, claims, damages, liabilities and expenses to which such parties may become subject under the Securities Act, then the Indemnifying Party shall, in lieu of indemnifying each party entitled to indemnification hereunder, contribute to the amount paid or payable by such party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses.  The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by or concerning the Indemnifying Party on the one hand, or by such Indemnified Party on the other, and such party’s relative intent, knowledge, access to information and opportunity to have corrected or prevented such statement or omission; provided, however, that the obligations of each of the Selling Investors hereunder shall be several and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person that is not guilty of such fraudulent misrepresentation.

SECTION 5.7.

Miscellaneous.

(a)

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as there are outstanding Registrable Securities, to use its commercially reasonable efforts to:

(i)

file with the SEC in a timely manner all reports and other documents as the SEC may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time while the Company is subject to such reporting requirements of the Exchange Act; and

(ii)

If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will make publicly available such information, as described in Rule 144) and it will take such further action as any Investor may reasonably request, so as to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (ii) any successor or similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Investor, the Company will deliver to such Holder (w) a written statement as to whether it has complied with such requirements; (x) a written statement by the Company as to whether it qualifies as a registrant whose securities may be resold pursuant to short form registration statement; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

(b)

Subject to the provisions hereof, in the event the Company proposes to enter into an underwritten public offering, each Investor agrees to enter into a customary agreement with the managing underwriters not to effect any sale or distribution of equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, during the period beginning up to two (2) days prior to the date of such offering and extending for up to 90 days following the effective date of such offering if so requested by the Company and the underwriters.  The Company may impose stop-transfer restrictions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period and shall lift such stop-transfer restrictions immediately upon the end of such period.

(c)

The registration rights granted under this Agreement shall terminate, as to any Selling Investor, on the date on which such Selling Investor no longer owns Registrable Securities.

ARTICLE VI
TERMINATION

SECTION 6.1.

Termination.  Other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement shall terminate (a) upon the mutual written agreement of the Company and the Investors holding a majority of the Company Common Stock then held by the Investors in the aggregate and (b) with respect to any individual Investor, at such time as such Investor ceases to Beneficially Own any Registrable Securities.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1.

Amendment and Modification.  This Agreement may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the Company and by the Investors holding a majority of the Company Common Stock then held by the Investors in the aggregate.  No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

SECTION 7.2.

Assignment; No Third-Party Beneficiaries.

(a)

Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, however that (i) each Investor may assign its rights, interests and obligations under this Agreement to any other transferee in a Permitted Transfer of a type described in clauses (i)-(v) of the definition thereof; provided that Apax shall not be entitled to assign its rights under Section 2.1 to any transferee other than an Affiliate of Apax and (ii) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement; provided that Non-Affiliate Transferees shall not become subject to Apax’s obligations under Section 3.1.

(b)

This Agreement shall not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

SECTION 7.3.

Binding Effect; Entire Agreement.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

SECTION 7.4.

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

SECTION 7.5.

Notices and Addresses.  Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

If to the Company:

Phillips-Van Heusen Corporation
200 Madison Avenue

New York, New York 10016
Attention:  Mark D. Fischer, Esq.
Facsimile:  (212) 381-3993

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:  Andrew J. Nussbaum, Esq.

                  Gregory E. Ostling, Esq.
Facsimile:  (212) 403-2000

If to any Investor, at the most current address, and with a copy to be sent to each additional address given by such Investor to the Company in writing, and copies (which shall not constitute notice) sent to:

Simpson Thacher and Bartlett LLP

425 Lexington Avenue

New York, New York 10014
Attention:  Robert Spatt

       Ryerson Symons

Facsimile:  (212) 455-2502

SECTION 7.6.

Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

SECTION 7.7.

Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

SECTION 7.8.

Counterparts.  This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

SECTION 7.9.

Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

SECTION 7.10.

Remedies.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by Law, it being agreed by the parties that the remedy at Law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at Law would be adequate is waived.

SECTION 7.11.

Jurisdiction and Venue.  The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware.  The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.5 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ Mark D. Fischer

Name:

Title:

TOMMY HILFIGER HOLDING S.A.R.L.

By:

/s/ Frank Ehmer

Name:

Frank Ehmer

Title:

as Director

STICHTING ADMINISTRIEKANTOOR ELMIRA

By:

/s/ Matthijs Schütte

Name:

Matthijs Schütte

Title:

Managing Director

APAX WW NOMINEES LTD., AS NOMINEE FOR APAX EUROPE VI-A, L.P. AND APAX EUROPE VI-1, L.P.

FOR AND ON BEHALF OF APAX PARTNERS EUROPE MANAGERS LIMITED, AS MANAGER OF APAX EUROPE VI – A, L.P.

By:

[NOT READABLE]

By:

[NOT READABLE]

FOR AND ON BEHALF OF APAX PARTNERS EUROPE MANAGERS LIMITED, AS MANAGER OF APAX EUROPE VI-1, L.P.

By:

[NOT READABLE]

By:

[NOT READABLE]

APAX US VII, L.P.

By:

APAX US VII GP, L.P., its general partner

By:  APAX US VII GP, LTD., its general partner

By:               /s/ Christian Stahl

Name:

Christian Stahl

Title: